                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-43460, 33-44808, 33-48428, 333-05217,
333-05219, 333-94774, 333-48719, 333-05221, 333-58557, 333-58559, 333-58563,
33-48429, 33-63710, 33-79724, 333-85003 and 333-84983) and Forms S-3 (File Nos.
333-460, 333-51879, 333-75561 and 333-36958) of Sepracor Inc. of our reports dated January 26, 2001, except as to the information in Note V for which the date is February 28, 2001, relating to the financial statements, which appear in the Annual Report to Shareholders, and are incorporated by reference from the 2000 Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 26, 2001, except as to the information in
Note V for which the date is February 28, 2001, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 27, 2001